Exhibit 99.1

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Link to searchable text of slide shown above

Searchable text section of graphics shown above

[LOGO]

HemaCare Corporation

2006 Annual Meeting

May 24, 2006

This Presentation:

This presentation may contain “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.)  Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words “anticipates,” “expects,” “intends,” “plans” and similar expressions. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified. Such risks and uncertainties include, without limitation the Company’s ability to continue or maintain the improvement in the revenues and margins of its blood products or blood services segment; its ability to continue to control general and administrative expenses as a percent of sales; the need to successfully complete its operating plan to improve profits; the potential loss of the Company’s lines of credit; the potential inability of the Company to meet future capital needs; changing demand for blood products could affect profitability; market prices might not rise as costs increase; competition may cause a loss of customers and an increase in costs; operations depend on obtaining the services of qualified medical professionals and competition for their services is strong; declining blood donations; the Company’s dependence on reimbursement rates of third party providers; targeted partner blood drives involve higher collection costs; reliance on relatively few vendors for significant supplies and services could affect the Company’s ability to operate; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the impact of heavy regulation in the Company’s industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company’s charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; volatility in stock price; potential dilution that could result from future sales of the Company’s common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein. The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

[LOGO]

2

2005 Financial Highlights

Delivered the highest levels of revenue and pretax income in the 28 year history of the Company

Revenue Growth

[CHART]

Income from Operations Growth

[CHART]

3

Revenue Trends - 2002 to 2005

[CHART]

4

Business Development

Revenues from products grew 27% due to expansion of the customer base and growth of sales to existing customers.

Blood Products Revenue

[CHART]

Growth has been focused on higher margin product lines

5

Income Trends - 2002 to 2005

[CHART]

6

2005 Balance Sheet

Strengthened the Balance Sheet through the growth of Cash and reduction of Debt

Cash in Bank

[CHART]

Capital Leases / Notes Payable

[CHART]

These improvements provide funding for deferred infrastructure investments

7

Infrastructure Investments

•                  IT Projects

•                  Document Control

•                  Financial

•                  Blood Bank System

•                  New California Location

•                  Equipment and Vehicles

8

Financial Performance

•                  Ten consecutive profitable quarters

•                  Cash increased

•                  Debt decreased

•                  Increased working capital

•                  Renegotiated LOC

9

Increased Shareholder Value

Stock Value and Market Cap

From the end of 2002 through May 23, 2006, HemaCare stock value has experienced steady growth.

[CHART]

	December, 2002	May 23, 2006
Shares Outstanding (approximate)	7,673,000	8,196,000
Share Price	$.32	$2.33
Market Cap	$2.5M	$19.1M

10

Management Team

•                  Outstanding senior management team

•                  Engaged Board of Directors

11

•                  Joshua Levy, MD, National Medical Director, Founder

•                  Robert Chilton, CPA, Executive Vice President & CFO

•                  Annabelle Baltierra, Director of Human Resources

•                  Ann Coviello, Director of Operations, California

•                  Gaytha McPherson, National Director of Regulatory Affairs & Quality Assurance

12

•                  Keith McWilliams, Chief Information Officer

•                  Jaime Oblitas, Director of Operations, New England

•                  Rose Shaw, RN, Regional Director of Therapeutics

•                  Anna Stock, Director of California Fixed Site Operations

•                  Qing Zhu, RN, Director of Therapeutics

13

Board of Directors

Joined Board
• Jay Steffenhagen, Chairman	1997
• Judi Irving	2002
• Steven Gerber, MD	2003
• Teresa Sligh, MD	2006
• Terry Van Der Tuuk	2003
***
• Robert Johnson, Former Director	1999 - 2006

14

Building Our Foundation

2003-2005

•                  Transition from paid to volunteer donors

•                  Platelet collections now exceed 2002 levels

15

•      Terminated six blood management programs in Q3 2003

•      Every quarter since has been profitable

16

•                  New blood services competitor created

•                  Q1 2006 revenues rebuilt to 2004 levels

17

•                  Research support identified as an opportunity

•                  Sales gain momentum through 2005 into 2006

18

Path Forward

•                  Profitably grow blood products and services

•                  Invest in infrastructure

•                  Develop Research opportunities

19

[LOGO]